UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

VENTAS, INC.
(Name of Registrant as Specified in Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP LAND & BUILDINGS GP LP L&B OPPORTUNITY FUND, LLC LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC L&B TOTAL RETURN FUND LLC L&B MEGATREND FUND JONATHAN LITT
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), has filed a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its highly-qualified director nominee at the 2022 annual meeting of shareholders of Ventas, Inc., a Delaware corporation (the “Company”).

Item 1: On March 7, 2022, Land & Buildings issued a press release and open letter to the Company’s shareholders, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2: Also on March 7, 2022, Jonathan Litt of Land & Buildings issued the following materials on social media:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), has filed a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its highly-qualified director nominee at the 2022 annual meeting of shareholders of Ventas, Inc., a Delaware corporation (the “Company”).

LAND & BUILDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE SOLICITATION STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE SOLICITATION STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Land & Buildings Capital Growth Fund, LP (“L&B Capital”), Land & Buildings GP LP (“L&B GP”), Land & Buildings Opportunity Fund, LLC (“L&B Opportunity”), L&B Total Return Fund LLC (“L&B Total Return”), L&B Megatrend Fund (“L&B Megatrend”), Land & Buildings Investment Management, LLC (“L&B Management”), and Jonathan Litt.

As of the date hereof, L&B Capital directly owns 186,059 shares of common stock, par value $0.25 per share, of the Company (the “Common Stock”). L&B GP, as the general partner of L&B Capital, may be deemed the beneficial owner of the 186,059 shares of Common Stock owned by L&B Capital. As of the date hereof, L&B Opportunity directly owns 44,175 shares of Common Stock. As of the date hereof, L&B Total Return directly owns 108,190 shares of Common Stock. As of the date hereof, L&B Megatrend directly owns 4,660 shares of Common Stock. As of the date hereof, 529,501 shares of Common Stock were held in a certain account managed by L&B Management (the “Managed Account”). L&B Management, as the investment manager of each of L&B Capital, L&B Opportunity, L&B Total Return and L&B Megatrend, and as the investment advisor of the Managed Account, may be deemed the beneficial owner of an aggregate of the 872,585 shares of Common Stock directly owned by L&B Capital, L&B Opportunity, L&B Total Return and L&B Megatrend and held in the Managed Account. Mr. Litt, as the managing principal of L&B Management, may be deemed the beneficial owner of an aggregate of the 872,585 shares of Common Stock directly owned by L&B Capital, L&B Opportunity, L&B Total Return and L&B Megatrend and held in the Managed Account.